AMENDMENT NO. 13

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment effective as of April 29, 2016, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desires to change the name of Invesco V.I. Money Market Fund to Invesco V.I. Government Money Market Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco V.I. Balanced-Risk Allocation Fund	Invesco V.I. Managed Volatility Fund
Invesco V.I. Core Equity Fund	Invesco V.I. Diversified Dividend Fund
Invesco V.I. Core Plus Bond Fund	Invesco V.I. S&P 500 Index Fund
Invesco V.I. Global Health Care Fund	Invesco V.I. Equally-Weighted S&P 500 Fund
Invesco V.I. Global Real Estate Fund	Invesco V.I. American Franchise Fund
Invesco V.I. Government Securities Fund	Invesco V.I. American Value Fund
Invesco V.I. High Yield Fund	Invesco V.I. Comstock Fund
Invesco V.I. International Growth Fund	Invesco V.I. Equity and Income Fund
Invesco V.I. Mid Cap Core Equity Fund	Invesco V.I. Global Core Equity Fund
Invesco V.I. Government Money Market Fund	Invesco V.I. Growth and Income Fund
Invesco V.I. Small Cap Equity Fund	Invesco V.I. Mid Cap Growth Fund
Invesco V.I. Technology Fund	Invesco V.I. Value Opportunities Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Marsh Damani
Name:	Marsh Damani
Title:	Chief Financial Officer, Funds & Senior Vice President Fund Administration

By:	/s/ David C. Warren
Name:	David C. Warren
Title:	Executive Vice President & Chief Financial Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Carsten Majer
Name:	Carsten Majer
Title:	Director

By:	/s/ Zurina Rieger
Name:	Zurina Rieger
Title:	Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Roderick Ellis
Name:	Roderick Ellis
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Fanny Lee
Name:	Fanny Lee
Title:	Director

By:	/s/ Gracie Liu
Name:	Gracie Liu
Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Secretary & General Counsel